Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-251598, 333-228210, 333-221790, 333-216407, 333-190309, 333-162807, and 333-146459 on Form S-8 and Registration Statement No. 333-235699 on Form S-3 of our report dated June 1, 2021, relating to the consolidated financial statements of Iteris, Inc. and subsidiaries appearing in this Annual Report on Form 10-K/A for the year ended March 31, 2021.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

June 7, 2021